EXHIBIT 99
NEWS RELEASE
For Immediate Release / July 28, 2003
Contact: Chad Hyslop or Jim Baumgardner (208) 331-8400
info@americanecology.com     www.americanecology.com
------------------------     -----------------------


             AMERICAN ECOLOGY POSTS $2.0 MILLION 2ND QUARTER PROFIT

                     CORE DISPOSAL BUSINESS DRIVES EARNINGS

BOISE, Idaho - Jim Baumgardner, Senior Vice President and Chief Financial Officer of American Ecology Corporation [NASDAQ: ECOL], today announced financial results for the three and six months ending June 30, 2003. For the quarter ended June 30, 2003, the Company reported net income of $2.0 million or $0.11 per fully diluted share, compared to net income of $2.1 million or $0.12 per diluted share for the quarter ending June 30, 2002. Income from continuing operations for the second quarter reached $2.7 million, exceeding income from continuing operations of $2.6 million for the same period last year.

Revenue from continuing operations reached $12 million during the second quarter 2003, a 13% increase over the $10.6 million reported for the same quarter last year. Steady revenue growth at the Company's Grand View, Idaho disposal facility and a strong quarter at its Richland, Washington disposal facility accounted for the increase. Revenue from continuing operations for the first six months of 2003 reached $22.8 million compared to $24.0 million for the first six months of 2002. Slightly lower year-to-date revenue reflects a large event project handled by the Richland site in the first quarter last year, which was not replaced in the first six months of 2003.

"The Company's strong second quarter financial performance demonstrates the earnings strength of our Idaho and Washington facilities," Baumgardner noted, adding "The Grand View, Idaho site continued to increase niche business disposal volumes despite a generally weak economy and highly competitive conditions in the nation's traditional hazardous waste disposal market."

For the first half of 2003, the Company reported a net loss of $15.2 million or ($0.94) per fully diluted share, compared to net income of $17.9 million or $1.14 per diluted share for the same period last year. A series of large one-time events in the first half of both years drove this large swing in reported earnings. In the first half of 2002, the Company recognized a cumulative effect gain of $13.1 million in implementing SFAS No. 143, a new accounting standard governing disposal site closure obligations, and also recognized revenue and earnings from the previously mentioned Richland event project. In the first half of 2003, the Company wrote off $21 million following an adverse trial court ruling in its Ward Valley damages claim, expensed $1.8 million in legal fees associated with Ward Valley litigation, posted a $5 million gain from the sale of its former El Centro municipal waste landfill, and expensed an additional $2 million for discontinued operations in Oak Ridge, Tennessee.

Selling, general & administrative expenses (SG&A) for the second quarter increased to $3.3 million, or 27% of revenue compared to $2.2 million, or 20% of revenue in the same quarter last year. This increase primarily reflects $300,000 in Ward Valley litigation costs in Q2 2003 and a series of unusual reductions or credits to SG&A in Q2 of 2002, including recovery of previously paid legal fees, a franchise tax refund, and reversals of accruals for legal matters. For the six months ending June 30, 2003 SG&A was $7.8 million or $2.0 million higher than the same period in 2002.

Unreserved expenses to remove and dispose of remaining customer waste and prepare the Oak Ridge facility for sale reduced second quarter 2003 earnings by $692,000. However, by July 21, 2003, all customer waste had been safely removed from the site. During the second quarter, the Company entered into a non-binding letter of intent with a prospective buyer who is actively undertaking due diligence to acquire the facility. The buyer's assessment is taking place in conjunction with radiation surveys and clean-up work following removal of customer waste. The second quarter Oak Ridge charges also include amounts for incidental waste generated at the site.

"While the actual cost to remove and dispose of previously accumulated customer wastes at the Oak Ridge plant proved higher than initially estimated, we are pleased that this inherently uncertain and difficult task is now behind us," President and Chief Executive Officer Stephen Romano stated, adding "We are now actively engaged in due diligence with a prospective buyer."

 In July 2003, the Company was notified by representatives of the Paper Allied Industrial Chemical and Energy Workers International Union (PACE), AFL-CIO previously employed at the Oak Ridge, Tennessee plant that the union would accept the last settlement offer made by the Company to resolve all matters between the union and the Company, although no definitive agreement has been executed to date. If executed, the final settlement would be $151,000, which will be recognized when signed consistent with applicable accounting standards.

In other developments, on June 26, 2003 the Company appealed the adverse March 26, 2003 trial court decision denying its monetary damages claim against the State of California. This claim stems from California's abandonment of the Ward Valley low-level radioactive waste disposal project. The Company announced today that the law firm of Cooley Godward LLP is undertaking its appeal on a fixed fee plus contingency basis. The Company also today disclosed that it had entered into an amendment to the Ward Valley Interest Agreement and Assignment with its previous lender reallocating any proceeds secured through the Ward Valley litigation. Under terms of the recent agreement, any recovered funds shall first be allocated to reimburse the Company for past and future legal expenses incurred in the pending litigation, including any contingency fee payments. Any remaining monetary recovery would be divided equally between the Company and the Bank.

The Company also announced today that on July 2, 2003, the U.S. Court of Appeals for the Federal Circuit dismissed the plaintiff's appeal in Frank Manchak Jr. v. US Ecology, Inc., a patent infringement case brought against the Company's Nevada site in 1996. Dismissal of Manchak's appeal followed an October 2002 federal district court ruling granting the Company's summary judgment motion to dismiss the case.

"Our continued progress to resolve outstanding litigation, exit unprofitable businesses and reduce liabilities is allowing the Company to focus on its core waste disposal operations," Romano commented, concluding, "We expect earnings from continuing operations for the second half of 2003 to exceed first half."

American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as nuclear power plants, steel mills, medical and academic institutions and petro-chemical facilities. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the Company can successfully implement its growth strategy, generate improved earnings, exit or sell its Oak Ridge facility without incurring additional unreserved costs, or prevail in pending litigation. For information on other factors that could cause actual results to differ from expectations, please refer to American Ecology Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

                                       ###

                                             AMERICAN ECOLOGY CORPORATION
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     (UNAUDITED)
                                       ($ IN 000'S EXCEPT PER SHARE AMOUNTS)


                                                                  Three Months Ended June 30,    Six Months Ended June 30,
                                                                      2003           2002           2003           2002
                                                                      ----           ----           ----           ----
                                                                                  (Restated)                    (Restated)
Revenue                                                           $     12,020   $     10,605   $     22,791   $     24,029
Direct operating costs                                                   6,056          5,841         12,040         12,016
                                                                  -------------  -------------  -------------  -------------

Gross profit                                                             5,964          4,764         10,751         12,013
Selling, general and administrative expenses                             3,289          2,207          7,786          5,748
                                                                  -------------  -------------  -------------  -------------
Income from operations                                                   2,675          2,557          2,965          6,265

Investment income                                                           22             16             22             27
Interest expense                                                            38            243            159            508
Loss on write off of Ward Valley facility development costs                 --             --         20,951             --
Other income (loss)                                                         93            140             93           (325)
                                                                  -------------  -------------  -------------  -------------

Net income (loss) before income tax, discontinued operations,
and cumulative effect of change in accounting principal                  2,752          2,470        (18,030)         5,459
Income tax expense                                                          63             --             55             --
                                                                  -------------  -------------  -------------  -------------

Net income (loss) before discontinued operations and cumulative
effect of change in accounting principal                                 2,689          2,470        (18,085)         5,459
Gain from discontinued operations - El Centro Landfill                      16             34          4,960            224
(Loss) from discontinued operations - Oak Ridge LLRW Facility             (692)          (303)        (2,029)          (704)
                                                                  -------------  -------------  -------------  -------------

Net Income (loss) before cumulative effect of change in
accounting principle                                                     2,013          2,201        (15,154)         4,979
Cumulative effect of change in accounting principle                         --             --             --         13,141
                                                                  -------------  -------------  -------------  -------------

Net income (loss)                                                        2,013          2,201        (15,154)        18,120
Preferred stock dividends                                                   --             99             64            197
                                                                  -------------  -------------  -------------  -------------

Net income (loss) available to common shareholders                $      2,013   $      2,102   $    (15,218)  $     17,923
                                                                  =============  =============  =============  =============

Basic earnings (loss) from continuing operations                           .16            .16          (1.12)           .37
Basic earnings (loss) from discontinued operations                        (.04)          (.02)           .18           (.03)
Basic earnings from cumulative effect of accounting change                  --             --             --            .93
                                                                  -------------  -------------  -------------  -------------
Basic earnings (loss) per share                                   $        .12   $        .14   $       (.94)  $       1.27
                                                                  =============  =============  =============  =============

Diluted earnings (loss) from continuing operations                         .15            .14          (1.12)           .33
Diluted earnings (loss) from discontinued operations                      (.04)          (.02)           .18           (.03)
Diluted earnings from cumulative effect of accounting change                --             --             --            .84
                                                                  -------------  -------------  -------------  -------------
Diluted earnings (loss) per share                                 $        .11   $        .12   $       (.94)  $       1.14
                                                                  =============  =============  =============  =============

Dividends paid per common share                                   $         --   $         --   $         --   $         --
                                                                  =============  =============  =============  =============


Note: Certain reclassifications of prior quarter and previous year-to-date amounts have been made to conform to current quarter and year-to-date presentation, none of which affect previously reported net income.

                                                AMERICAN ECOLOGY CORPORATION
                                                 CONSOLIDATED BALANCE SHEETS
                                                         (Unaudited)
                                            ($ in 000's except per share amounts)


                                                                            June 30, 2003    December 31, 2002
                                                                           ---------------  -------------------
ASSETS
Current Assets:
   Cash and cash equivalents                                               $        4,750   $              135
   Receivables, net                                                                 9,167               10,460
   Income taxes receivable                                                            740                  740
   Prepayments and other                                                              659                  498
   Deferred income taxes                                                               --                2,745
   Assets held for sale or closure                                                  4,068               10,722
                                                                           ---------------  -------------------
     Total current assets                                                          19,384               25,300

Cash and investment securities, pledged                                               244                  244
Property and equipment, net                                                        27,434               26,998
Facility development costs                                                          6,478               27,430
Deferred income taxes                                                               8,284                5,539
Other assets                                                                           59                  129
Assets held for sale or closure                                                     2,239                1,485
                                                                           ---------------  -------------------
     Total Assets                                                          $       64,122   $           87,125
                                                                           ===============  ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Current portion of long term debt                                       $        1,455   $            1,985
   Accounts payable                                                                 2,697                2,192
   Accrued liabilities                                                              3,722                4,166
   Accrued closure and post closure obligation, current portion                       882                  882
   Income taxes payable                                                                19                   23
   Current liabilities of assets held for sale or closure                           5,322                7,965
                                                                           ---------------  -------------------
     Total current liabilities                                                     14,097               17,213

Revolving line of credit                                                               --                  603
Long term accrued liabilities                                                         521                2,372
Long term debt                                                                      4,810                5,972
Accrued closure and post closure obligation, excluding current portion              9,479                9,318
Liabilities of assets held for sale or closure, excluding current portion           5,571                5,699
                                                                           ---------------  -------------------
     Total liabilities                                                             34,478               41,177
                                                                           ---------------  -------------------

Commitments and contingencies
Shareholders' equity:
   Convertible preferred stock, 1,000,000 shares authorized,
     Designated as follows:
      Series D cumulative convertible preferred stock, $.01 par value,
      0 and 100,001 shares issued and outstanding;                                     --                    1
   Common stock, $.01 par value, 50,000,000 authorized, 16,965,748
    and 14,539,264 shares issued and outstanding                                      170                  145
   Additional paid-in capital                                                      54,679               55,789
   Accumulated deficit                                                            (25,205)              (9,987)
                                                                           ---------------  -------------------
     Total shareholders' equity                                                    29,644               45,948
                                                                           ---------------  -------------------
Total Liabilities and Shareholders' Equity                                 $       64,122   $           87,125
                                                                           ===============  ===================